EXHIBIT 10.4

 FIRST AMENDMENT TO CREDIT AGREEMENT

FIRST AMENDMENT TO CREDIT AGREEMENT (this “First Amendment”), dated as of June 24, 2008, by and among TRICO SUPPLY AS, a limited company organized under the laws of Norway (“Holdings”), TRICO SUBSEA HOLDING AS, a limited company organized under the laws of Norway (“Intermediate Holdco”), TRICO SUBSEA AS, a limited company organized under the laws of Norway and a wholly-owned subsidiary of Holdings (the “Borrower”), the lenders party hereto (each, a “Lender” and, collectively, the “Lenders”) and NORDEA BANK FINLAND PLC, NEW YORK BRANCH, as Administrative Agent (in such capacity, the “Administrative Agent”).  Unless otherwise indicated, all capitalized terms used herein and not otherwise defined shall have the respective meanings provided such terms in the Credit Agreement referred to below.

W I T N E S S E T H :

WHEREAS, the Borrower, Intermediate Holdco, Holdings, the Lenders from time to time party thereto, and the Administrative Agent are parties to a Credit Agreement, dated as of April 24, 2008 (as amended, modified and/or supplemented to, but not including, the date hereof, the “Credit Agreement”);

WHEREAS, subject to the terms and conditions of this First Amendment, the parties hereto wish to amend certain provisions of the Credit Agreement as herein provided;

NOW, THEREFORE, it is agreed:

I.    Amendments to Credit Agreement.

1.           The Table of Contents to the Credit Agreement is hereby amended to add (i) new Schedule XII as “SCHEDULE XII -- Required Insurance” in its proper numerical order, (ii) new Annex B as “ANNEX B – Trico Shipping Guarantors Subordination Provisions” and (iii) (x) new Exhibit M as “EXHIBIT M -- Factoring Agreement” and (y) new “EXHIBIT N -- Form of Intercompany Subordination Provisions”, in their proper alphabetical order.

2.           The recitals to the Credit Agreement are hereby amended to add “TRICO SHIPPING AS, a limited company organized under the laws of Norway (“Trico Shipping”),” immediately after the phrase “TRICO SUBSEA HOLDING AS, a limited company organized under the laws of Norway (“Intermediate Holdco”),” contained therein.

3.           The definition of “Applicable Margin” appearing in Section 1 of the Credit Agreement is hereby deleted in its entirety and the following definition is inserted in lieu thereof:

““Applicable Margin” shall mean a percentage per annum equal to 2.25%; provided that the Applicable Margin shall be subject to adjustments as set forth in the pricing grid provided below based on meeting the Consolidated Leverage Ratio as set forth herein (but in any event, such adjustments are not to be commenced prior to the delivery of financial statements delivered in respect of the fiscal quarter ending on March 31, 2008).  From each applicable Start Date (as defined below) to each applicable End Date (as defined below), the Applicable Margins for Loans shall be those set forth below opposite the Consolidated Leverage Ratio indicated to have been achieved in any Quarterly Pricing Certificate delivered in accordance with the following sentence:

Level	Consolidated Leverage Ratio	Percentage

3	Greater than or equal to 2.50:1.00	2.25%

2	Greater than 1.00:1.00 and less than 2.50:1.00	2.00%

1	Equal to or less than 1.00:1.00	1.75%

The Consolidated Leverage Ratio used in a determination of the Applicable Margin shall be determined based on the delivery of a certificate of the Borrower (each, a “Quarterly Pricing Certificate”) by an authorized officer of the Borrower to the Administrative Agent (with a copy to be sent by the Administrative Agent to each Lender), within 45 days of the last day of any fiscal quarter of the Borrower, which certificate shall set forth the calculation of the Consolidated Leverage Ratio as at the last day of the Test Period ended immediately prior to the relevant date of the delivery of such Quarterly Pricing Certificate (each date of delivery of a Quarterly Pricing Certificate, a “Start Date”)  and the Applicable Margin which shall be thereafter applicable (until same is changed or ceases to apply in accordance with the following sentences).  The Applicable Margin so determined shall apply, except as set forth in the succeeding sentence, from the relevant Start Date to the earliest of (x) the date on which the next Quarterly Pricing Certificate is delivered to the Administrative Agent or (y) the date which is 45 days following the last day of the Test Period in which the previous Start Date occurred, such earliest date (the “End Date”), at which time Level 3 pricing shall apply until such time, if any, as a Quarterly Pricing Certificate has been delivered showing the pricing for the respective period is at a Level below Level 3 (it being understood that, in the case of any Quarterly Pricing Certificate as so required, any reduction in the Applicable Margin shall apply only from and after the date of the delivery of the complying financial statements and officer’s certificate); provided further, that Level 3 pricing shall apply at all times when any Event of Default is in existence.”

4.           The definition of “Change of Control” appearing in Section 1 of the Credit Agreement is hereby amended to replace the word “Subsidiary” in clause (v) thereof with the word “Person”.

5.           The definition of “Consolidated EBITDA” appearing in Section 1 of the Credit Agreement is hereby amended to delete the period at the end thereof and insert the following in lieu thereof: “; provided that, for purposes of Section 10.06 only, pro forma adjustments satisfactory to the Administrative Agent shall be made for any vessels acquired by or delivered to the Borrower or any Subsidiary prior to December 31, 2009 as if such vessels were acquired or delivered on the first day of the relevant Test Period.”

6.           The definition of “Consolidated Indebtedness” appearing in Section 1 of the Credit Agreement is hereby amended to add the phrase “the TMS Intercompany Indebtedness,” after the word “excluding” and before the phrase “the Trico Marine Cayman Intercompany Loan”.

7.           The definition of “Guarantors” appearing in Section 1 of the Credit Agreement is hereby deleted in its entirety and the following definition is inserted in lieu thereof:

“‘Guarantors’ shall mean Holdings, Intermediate Holdco, Trico Shipping and each Subsidiaries Guarantor.”

8.           The definition of “Guaranty” appearing in Section 1 of the Credit Agreement is hereby deleted in its entirety and the following definition is inserted in lieu thereof:

“‘Guaranty’ shall mean each of the Holdings, Trico Shipping and Intermediate Holdco Guaranty and the Subsidiaries Guaranty.”

9.           The Definition of “Holdings and Intermediate Holdco Guaranty” appearing in Section 1 of the Credit Agreement is hereby deleted in its entirety and the following definition is inserted in lieu thereof:

“‘Holdings, Trico Shipping and Intermediate Holdco Guaranty’ shall mean the guaranty of Holdings, Trico Shipping and Intermediate Holdco pursuant to Section 13.”

10.         The definition of “Parent Credit Agreement” appearing in Section 1 of the Credit Agreement is hereby amended to delete the words “in effect on the date hereof without giving effect to any amendments, waivers or modifications” and inserting the words “amended, supplemented, modified, amended and restated and/or refinanced in whole or in part from time to time” in lieu thereof.

11.         The definition of “Security Documents” appearing in Section 1 of the Credit Agreement is hereby amended to add the phrase “the Factoring Agreement,” immediately before the words “each Vessel Mortgage” contained therein.

12.         The definition of “Subsidiary” appearing in Section 1 of the Credit Agreement is hereby amended to add the following proviso at the end thereof: “, provided that DeepOcean and its Subsidiaries shall not be deemed to constitute Subsidiaries of Holdings until Trico Shipping shall be legally entitled to vote more than 50% of the equity interests of DeepOcean”.

13.         The following definitions are hereby added to Section 1 of the Credit Agreement in their appropriate alphabetical order:

“‘DeepOcean’ shall mean DeepOcean ASA.”

“‘DeepOcean Acquisition’ shall mean the proposed acquisition of DeepOcean and its Subsidiaries.”

“‘Factoring Agreement’ shall have the meaning provided in Section 5.12.”

“‘Investments’ shall have the meaning provided in Section 10.10.”

“‘Required Insurance’ shall have the meaning provided in Section 6.06(iv).”

“‘TMS Intercompany Indebtedness’ shall mean the Loan Agreement in the principal amount of $395,000,000 made between the Parent, as lender, and the Borrower, as borrower, dated on or around May 15, 2008.”

 “‘Trico Shipping Credit Agreement’ shall mean that certain credit agreement dated May 14, 2008 among Trico Supply AS, Trico Subsea Holding AS, Trico Subsea AS, Trico Shipping AS, Nordea Bank Finland plc, New York Branch as Administrative Agent, the lenders from time to time party thereto (as the same may be amended, modified, extended, renewed, restated, supplemented, restructured and/or refinanced from time to time).”

14.         Section 5 of the Credit Agreement is hereby amended by (i) renumbering Section 5.12 as 5.13 and (ii) adding the following new Section 5.12 therein:

“5.12     Factoring Agreement.  On the Initial Borrowing Date, the Borrower shall have duly authorized, executed and delivered a Factoring Agreement substantially in the form of Exhibit M (as modified, supplemented or amended from time to time, the ‘Factoring Agreement.’”

15.         Section 5.09 of the Credit Agreement is hereby amended by (i) adding the parenthetical “(other than Trico Shipping)” after the word “Guarantors” in the second line thereof and (ii) adding the following proviso at the end thereof: “provided, however, that notwithtstanding the foregoing, Holdings shall not be required to pledge any equity interests of DeepOcean or Trico Shipping”.

16.         Section 8.18 of the Credit Agreement is hereby amended by deleting the words “Holdings and its Subsidiaries” in the third line thereof and inserting the words “the Credit Parties” in lieu thereof.

17.         Section 9.01 of the Credit Agreement is hereby amended by adding new subsection (k) at the end thereof as follows:

“(k)          DeepOcean Pro Formas. Prior to the consummation of the mandatory general offering portion of the DeepOcean Acquisition, the consolidated balance sheet of Holdings and its Subsidiaries (including DeepOcean and its Subsidiaries) and the related consolidated statements of income setting forth the pro forma financial condition and results of operations of Holdings and its Subsidiaries after giving effect to the DeepOcean  Acquisition.”

18.         Section 9.03 of the Credit Agreement is hereby amended by adding the following sentence immediately at the end thereof: “In addition to the requirements of the immediately preceding sentence, the Borrower will at all times cause insurance of the types described in Schedule XII (capitalized terms used therein shall be used as defined in the Vessel Mortgages) to (x) be maintained (with the same scope of coverage as that described in Schedule XII) at levels which are at least as great as the respective amount described on Schedule XII and (y) comply with the insurance requirements of the Vessel Mortgages.”

19.         Section 9.13(b) of the Credit Agreement is hereby amended to insert the words “of the Borrower” after the word “Subsidiary”.

20.         Section 10.01 of the Credit Agreement is hereby amended by adding to the first paragraph of Section 10.01 the phrase “or the equity interests in DeepOcean” immediately after (i) the words “with respect to any Collateral” and (ii) “or sell any Collateral” contained therein.

21.         Section 10.01 of the Credit Agreement is hereby further amended by (A) adding to the beginning of each of subsection (v) and (vi) therein the phrase “except in the case of the equity interests of DeepOcean,” and (B) adding new subsection (vii) as follows: “(vii) in the case of the equity interests of DeepOcean prior to the later of the completion of the mandatory general offering portion of the DeepOcean Acquisition and August 1, 2008, Liens securing Indebtedness in a principal amount not to exceed $50,000,000.”

22.         Section 10.02(v) of the Credit Agreement is hereby amended to insert the word “Mortgaged” before the word “Vessel” in the third line thereof.

23.         Section 10.04 of the Credit Agreement is hereby amended by (A) adding the following proviso immediately at the end of subsection (ii) contained therein: “provided that (x) neither the Parent nor any Subsidiary of the Parent (other than DeepOcean and any Subsidiary of DeepOcean) shall guarantee or otherwise become obligated in respect of any Indebtedness of DeepOcean or any Subsidiary of DeepOcean, (y) neither Holdings nor any Subsidiary of Holdings shall guarantee or otherwise become obligated in respect of any Indebtedness of the Parent or any Subsidiary of the Parent (other than Holdings or any Subsidiary of Holdings) and (z) neither DeepOcean nor any Subsidiary of DeepOcean shall guarantee or otherwise become obligated in respect of any Indebtedness of the Parent or any Subsidiary of the Parent (other than DeepOcean or any Subsidiary of DeepOcean);” and (B) adding the words “of Holdings” immediately after the word “Subsidiary” in the first line of subsection (ii) thereof.

24.         Section 10.04 of the Credit Agreement is hereby further amended by (A) deleting the word “and” at the end of subsection (i) and (B) adding the following new subsections thereto:

“(iii)      Indebtedness pursuant to the TMS Intercompany Indebtedness, the Trico Marine Cayman Intercompany Loan and the Trico Supply Intercompany Loan Documentation, provided that the obligations of Holdings thereunder are subordinated to the Obligations of Holdings under this Agreement substantially on the terms set forth in Exhibit N;

(iv)        Indebtedness and obligations of Holdings, Intermediate Holdco, Trico Shipping, the Borrower and Subsidiaries of the Borrower under the Trico Shipping Credit Agreement in an aggregate principal amount not to exceed $200,000,000 at any time outstanding, provided that the obligations of the Borrower under the Trico Shipping Credit Agreement are subordinated to the Borrower’s Obligations under this Agreement substantially on the terms set forth in Exhibit N; and

(v)         intercompany loans or advances from Holdings or any Subsidiary of Holdings to Holdings or any Subsidiary of Holdings so long as such intercompany loans or advances owed by a Credit Party are subordinated to the Obligations substantially on the terms set forth in Exhibit N.”

25.         Section 10 of the Credit Agreement is hereby further amended by renumbering Section 10.10 as 10.11, Section 10.11 as 10.12 and Section 10.13 as 10.14, and adding new Section 10.10 as follows:

“10.10   Limitations on Investments. (a) Holdings will not, and will not permit any of its Subsidiaries to, directly or indirectly, lend money or credit or make advances to or purchase or acquire any stock, obligations or securities of, or any other Equity Interest in, or make any capital contribution to (each of the foregoing an “Investment” and, collectively, “Investments”) DeepOcean or any Subsidiary of DeepOcean except (i) Investments made for the initial acquisition of shares and any additional acquisition of shares related to the mandatory general offering portion of the DeepOcean Acquisition and (ii) after the date on which DeepOcean becomes a wholly-owned Subsidiary of the Borrower, additional Investments not to exceed $5,000,000 in the aggregate.

(b)         Holdings will not and will not permit any of its Subsidiaries to, make any Investments in the Parent or any Subsidiary of the Parent (other than Subsidiaries of Holdings) if at the time such Investment is made the Borrower would not be permitted to pay a Dividend to Holdings pursuant to Section 10.03(ii).”

26.         Section 10.05 of the Credit Agreement is hereby amended to add the phrase “, including intercompany loans,” between the word “loans” and the word “may” in the first line of subsection (ii) thereof.

27.         Section 10.11 of the Credit Agreement is hereby amended (A) by adding the phrase “the Trico Shipping Credit Agreement, the TMS Intercompany Indebtedness,” immediately after the phrase “the Parent Credit Agreement,” contained in subsection (ii) therein and (B) adding the phrase “and (vi) Indebtedness of DeepOcean and its Subsidiaries assumed in connection with the DeepOcean Acquisition and any refinancings thereof, provided that such restrictions are no more burdensome than those set forth in the Indebtedness being refinanced.” at the end thereof.

28.         Section 11.04 of the Credit Agreement is hereby amended by adding the phrase “, the TMS Intercompany Indebtedness, the Trico Marine Cayman Intercompany Loan, the Trico Supply Intercompany Loan Documentation and any other intercompany loans” immediately after the phrase “other than the Obligations,” contained in each of subsections (i) and (ii) therein.

29.         Section 13 of the Credit Agreement is hereby amended by deleting existing Section 13 in its entirety and replacing it with the following new Section 13:

“Guaranty.

13.01     Guaranty.  In order to induce the Administrative Agent and the Lenders to enter into this Agreement and to extend credit hereunder, and in recognition of the direct benefits to be received by the Borrower from the proceeds of the Loans, each of Holdings, Trico Shipping and Intermediate Holdco hereby agrees with the Guaranteed Creditors as follows:  Each of Holdings, Trico Shipping and Intermediate Holdco hereby and unconditionally and irrevocably guarantees to the Guaranteed Creditors, as primary obligor and not merely as surety, the full and prompt payment when due, whether upon maturity, acceleration or otherwise, of any and all of the Guaranteed Obligations to the Guaranteed Creditors.  If any or all of the Guaranteed Obligations becomes due and payable hereunder, each of Holdings, Trico Shipping and Intermediate Holdco, unconditionally and irrevocably, promises to pay such indebtedness to the Administrative Agent and/or the other Guaranteed Creditors, or order, on demand, together with any and all reasonable documented out-of-pocket expenses which may be incurred by the Administrative Agent and the other Guaranteed Creditors in collecting any of the Guaranteed Obligations.  If a claim is ever made upon any Guaranteed Creditor for repayment or recovery of any amount or amounts received in payment or on account of any of the Guaranteed Obligations and any of the aforesaid payees repays all or part of said amount by reason of (i) any judgment, decree or order of any court or administrative body having jurisdiction over such payee or any of its property or (ii) any settlement or compromise of any such claim effected by such payee with any such claimant (including the Borrower), then and in such event, each of Holdings, Trico Shipping and Intermediate Holdco agrees that any such judgment, decree, order, settlement or compromise shall be binding upon Holdings, Trico Shipping or Intermediate Holdco, as the case may be, notwithstanding any revocation of this Guaranty or other instrument evidencing any liability of the Borrower, and Holdings, Trico Shipping or Intermediate Holdco, as the case may be, shall be and remain liable to the aforesaid payees hereunder for the amount so repaid or recovered to the same extent as if such amount had never originally been received by any such payee.

13.02     Bankruptcy.  Additionally, each of Holdings, Trico Shipping and Intermediate Holdco unconditionally and irrevocably guarantees to the Guaranteed Creditors the payment of any and all of the Guaranteed Obligations whether or not due or payable by the Borrower upon the occurrence of any of the events specified in Section 11.04, and unconditionally, irrevocably, jointly and severally promises to pay such indebtedness to the Guaranteed Creditors, or order, on demand.

13.03     Nature of Liability.  The liability of each of Holdings, Trico Shipping and Intermediate Holdco hereunder is exclusive and independent of any security for or other guaranty of the Guaranteed Obligations, whether executed by Holdings, Trico Shipping, Intermediate Holdco, any other guarantor or by any other party, and the liability of each of Holdings, Trico Shipping and Intermediate Holdco hereunder shall not be affected or impaired by (a) any direction as to application of payment by the Borrower or by any other party, or (b) any other continuing or other guaranty, undertaking or maximum liability of a guarantor or of any other party as to the Guaranteed Obligations, or (c) any payment on or in reduction of any such other guaranty or undertaking, or (d) any dissolution, termination or increase, decrease or change in personnel by the Borrower, or (e) any payment made to any Guaranteed Creditor on the Guaranteed Obligations which any such Guaranteed Creditor repays to the Borrower or any other Credit Party pursuant to court order in any bankruptcy, reorganization, arrangement, moratorium or other debtor relief proceeding, and the Borrower waives any right to the deferral or modification of its obligations hereunder by reason of any such proceeding, or (f) any action or inaction of the type described in Section 14.05.

13.04     Independent Obligation.  The obligations of each of Holdings, Trico Shipping and Intermediate Holdco hereunder are several and are independent of the obligations of any other guarantor, any other party or the Borrower, and a separate action or actions may be brought and prosecuted against Holdings, Trico Shipping or Intermediate Holdco whether or not action is brought against any other guarantor, any other party or the Borrower and whether or not any other guarantor, any other party or the Borrower be joined in any such action or actions.  Each of Holdings, Trico Shipping and Intermediate Holdco waives, to the fullest extent permitted by law, the benefit of any statute of limitations affecting its liability hereunder or the enforcement thereof.  Any payment by the Borrower or other circumstance which operates to toll any statute of limitations as to the Borrower shall operate to toll the statute of limitations as to Holdings, Trico Shipping and Intermediate Holdco.

13.05     Authorization.  Each of Holdings, Trico Shipping and Intermediate Holdco authorizes the Guaranteed Creditors without notice or demand (except as shall be required by applicable statute or this Agreement and cannot be waived), and without affecting or impairing its liability hereunder, from time to time to:

(a)
 in accordance with the terms and provisions of this Agreement and the other Credit Documents, change the manner, place or terms of payment of, and/or change or extend the time of payment of, renew, increase, accelerate or alter, any of the Guaranteed Obligations (including any increase or decrease in the principal amount thereof or the rate of interest or fees thereon), any security therefor, or any liability incurred directly or indirectly in respect thereof, and this Guaranty made shall apply to such Guaranteed Obligations as so changed, extended, renewed or altered;

(b)
 take and hold security for the payment of the Guaranteed Obligations and sell, exchange, release, impair, surrender, realize upon or otherwise deal with in any manner and in any order any property by whomsoever at any time pledged or mortgaged to secure, or howsoever securing, the Guaranteed Obligations or any liabilities (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and/or any offset thereagainst;

(c)	exercise or refrain from exercising any rights against the Borrower, any other Credit Party or others or otherwise act or refrain from acting;

(d)	release or substitute any one or more endorsers, guarantors, the Borrower, other Credit Parties or other obligors;

(e)
settle or compromise any of the Guaranteed Obligations, any security therefor or any liability (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and may subordinate the payment of all or any part thereof to the payment of any liability (whether due or not) of the Borrower to its creditors other than the Guaranteed Creditors;

(f)
apply any sums by whomsoever paid or howsoever realized to any liability or liabilities of the Borrower to the Guaranteed Creditors regardless of what liability or liabilities of the Borrower remain unpaid;

(g)
consent to or waive any breach of, or any act, omission or default under, this Agreement or any other Credit Document or any of the instruments or agreements referred to herein or therein, or, pursuant to the terms of the Credit Documents, otherwise amend, modify or supplement this Agreement or any other Credit Document or any of such other instruments or agreements; and/or

(h)
take any other action which would, under otherwise applicable principles of common law, give rise to a legal or equitable discharge of Holdings or Intermediate Holdco from its liabilities under this Guaranty.

13.06     Reliance.  It is not necessary for any Guaranteed Creditor to inquire into the capacity or powers of each of Holdings, Trico Shipping and Intermediate Holdco or any of their Subsidiaries or the officers, directors, partners or agents acting or purporting to act on their behalf, and any Guaranteed Obligations made or created in reliance upon the professed exercise of such powers shall be guaranteed hereunder.

13.07     Subordination.  Any indebtedness of the Borrower now or hereafter owing to each of Holdings, Trico Shipping and Intermediate Holdco is hereby subordinated to the Guaranteed Obligations of the Borrower owing to the Guaranteed Creditors; and if the Administrative Agent so requests at a time when an Event of Default exists, all such indebtedness of the Borrower to each of Holdings, Trico Shipping and Intermediate Holdco shall be collected, enforced and received by Holdings, Trico Shipping or Intermediate Holdco, as the case may be, for the benefit of the Guaranteed Creditors and be paid over to the Administrative Agent on behalf of the Guaranteed Creditors on account of the Guaranteed Obligations, but without affecting or impairing in any manner the liability of Holdings, Trico Shipping or Intermediate Holdco under the other provisions of this Guaranty.  Prior to the transfer by Holdings, Trico Shipping or Intermediate Holdco of any note or negotiable instrument evidencing any such indebtedness of the Borrower to Holdings, Trico Shipping or Intermediate Holdco, Holdings, Trico Shipping or Intermediate Holdco, as the case may be, shall mark such note or negotiable instrument with a legend that the same is subject to this subordination.  Without limiting the generality of the foregoing, each of Holdings, Trico Shipping and Intermediate Holdco hereby agrees with the Guaranteed Creditors that they will not exercise any right of subrogation which they may at any time otherwise have as a result of this Guaranty (whether contractual, under Section 509 of the Bankruptcy Code or otherwise) until all Guaranteed Obligations have been paid in full in cash.  If and to the extent required in order for the Guaranteed Obligations of each of Holdings, Trico Shipping and Intermediate Holdco to be enforceable under applicable federal, state and other laws relating to the insolvency of debtors, the maximum liability of Holdings, Trico Shipping or Intermediate Holdco, as the case may be, hereunder shall be limited to the greatest amount which can lawfully be guaranteed by Holdings, Trico Shipping or Intermediate Holdco, as the case may be, under such laws, after giving effect to any rights of contribution, reimbursement and subrogation arising under this Section 13.07.

13.08     Waiver.  (a)  Each of Holdings, Trico Shipping and Intermediate Holdco waives any right (except as shall be required by applicable statute and cannot be waived) to require any Guaranteed Creditor to (i) proceed against the Borrower, any other guarantor or any other party, (ii) proceed against or exhaust any security held from the Borrower, any other guarantor or any other party or (iii) pursue any other remedy in any Guaranteed Creditor’s power whatsoever.  Each of Holdings, Trico Shipping and Intermediate Holdco waives any defense based on or arising out of any defense of the Borrower, any other guarantor or any other party, other than payment in full in cash of the Guaranteed Obligations, based on or arising out of the disability of the Borrower, any other guarantor or any other party, or the validity, legality or unenforceability of the Guaranteed Obligations or any part thereof from any cause, or the cessation from any cause of the liability of the Borrower other than payment in full in cash of the Guaranteed Obligations.  The Guaranteed Creditors may, at their election, foreclose on any security held by the Administrative Agent or any other Guaranteed Creditor by one or more judicial or nonjudicial sales, whether or not every aspect of any such sale is commercially reasonable (to the extent such sale is permitted by applicable law), or exercise any other right or remedy the Guaranteed Creditors may have against the Borrower, or any other party, or any security, without affecting or impairing in any way the liability of either Holdings, Trico Shipping or Intermediate Holdco hereunder except to the extent the Guaranteed Obligations have been paid in cash.  Each of Holdings, Trico Shipping and Intermediate Holdco waives any defense arising out of any such election by the Guaranteed Creditors, even though such election operates to impair or extinguish any right of reimbursement or subrogation or other right or remedy of Holdings, Trico Shipping or Intermediate Holdco against the Borrower, or any other party or any security.

(b)         Each of Holdings, Trico Shipping and Intermediate Holdco waives all presentments, demands for performance, protests and notices, including, without limitation, notices of nonperformance, notices of protest, notices of dishonor, notices of acceptance of this Guaranty, and notices of the existence, creation or incurring of new or additional Guaranteed Obligations.  Each of Holdings, Trico Shipping and Intermediate Holdco assumes all responsibility for being and keeping itself informed of the Borrower’s financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations and the nature, scope and extent of the risks which each of Holdings, Trico Shipping and Intermediate Holdco assumes and incurs hereunder, and agrees that neither the Administrative Agent nor any of the other Guaranteed Creditors shall have any duty to advise either Holdings, Trico Shipping or Intermediate Holdco of information known to them regarding such circumstances or risks.

13.09     Subordination of Guaranteed Obligations of Trico Shipping.  The Guaranteed Obligations of Trico Shipping are subordinated to the Senior Indebtedness (as defined in Annex B) on the terms and conditions set forth in said Annex, which terms and conditions are hereby incorporated herein by reference.”

29.         Section 14 of the Credit Agreement is hereby amended to add the following Section 14.23: “14.23           DeepOcean Restructuring.  The parties understand that, following the consummation of the DeepOcean Acquisition, Holdings and its Subsidiaries contemplate reorganizing DeepOcean and its Subsidiaries to address Norwegian tonnage tax considerations.  The Lenders agree that in the event that any aspect of such reorganization shall require the consent of the Lenders under this Agreement, such Lenders shall not unreasonably withhold their consent to such aspect of the reorganization which requires the consent of the Lenders under this Agreement.”

30.         The Schedules to the Credit Agreement are hereby amended by adding thereto in its proper numerical order new Schedule XII, entitled “Required Insurance,” attached hereto as Annex I.

31.         The Annexes to the Credit Agreement are hereby amended by adding thereto in its proper alphabetical order new Annex B, entitled “Trico Shipping Guarantors Subordination Provisions” attached hereto as Annex II.

32.         The Exhibits to the Credit Agreement are hereby amended by adding thereto in their proper alphabetical order (i) new Exhibit M entitled “Factoring Agreement” attached hereto as Annex III and (ii) new Exhibit N entitled “Form of Intercompany Subordination Provisions” attached hereto as Annex IV.

33.         Schedules I and II to the Credit Agreement are hereby amended by replacing each reference to “Nordea Bank Norge ASA, Grand Cayman Branch” with “Nordea Bank Norge ASA, Cayman Islands Branch.”

II.                Miscellaneous Provisions.

1.           In order to induce the Lenders to enter into this First Amendment, the Borrower hereby represents and warrants that (i) no Default or Event of Default exists as of the First Amendment Effective Date (as defined herein) before giving effect to this First Amendment, (ii) no Default or Event of Default exists as of the First Amendment Effective Date (as defined herein) after giving effect to this First Amendment and (iii) all of the representations and warranties contained in the Credit Agreement or the other Credit Documents are true and correct in all material respects on the First Amendment Effective Date both before and after giving effect to this First Amendment, with the same effect as though such representations and warranties had been made on and as of the First Amendment Effective Date (it being understood that any representation or warranty made as of a specific date shall be true and correct in all material respects as of such specific date).

2.           The Credit Agreement is modified only by the express provisions of this First Amendment and this First Amendment shall not constitute a modification, acceptance or waiver of any other provision of the Credit Agreement or any other Credit Document except as specifically set forth herein.

3.           This First Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which counterparts when executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.  A complete set of counterparts shall be lodged with the Borrower and the Administrative Agent.

4.           THIS FIRST AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

5.           This First Amendment shall become effective on the date (the “First Amendment Effective Date”) when the Borrower, each other Credit Party and the Required Lenders shall have signed a counterpart hereof (whether the same or different counterparts) and shall have delivered (including by way of facsimile or other electronic transmission) the same to White & Case LLP, 1155 Avenue of the Americas, New York, NY 10036; Attention:  May Yip (facsimile number: 212-354-8113 / email: myip@whitecase.com).

6.           From and after the First Amendment Effective Date, all references in the Credit Agreement and each of the other Credit Documents to the Credit Agreement shall be deemed to be references to the Credit Agreement, as modified hereby.

*        *        *

IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute and deliver this First Amendment as of the date first above written.

TRICO SUPPLY AS

By:
Name:
Title:

TRICO SUBSEA HOLDING AS

By:
Name:
Title:

TRICO SUBSEA AS

By:
Name:
Title:

TRICO SHIPPING AS

By:
Name:
Title:

NORDEA BANK FINLAND PLC, NEW YORK BRANCH,
Individually and as Administrative Agent

By:
Name: Martin Lunder
Title: Senior Vice President

By:
Name: Martin Kahm
Title: Vice President

SIGNATURE PAGE TO THE FIRST AMENDMENT TO CREDIT AGREEMENT, DATED AS OF JUNE 25, 2008, AMONG TRICO SUPPLY AS, TRICO SUBSEA HOLDING AS, TRICO SUBSEA AS, TRICO SHIPPING AS, VARIOUS FINANCIAL INSTITUTIONS AND NORDEA BANK FINLAND PLC, NEW YORK BRANCH, AS ADMINISTRATIVE AGENT

NAME OF INSTITUTION:

NORDEA BANK NORGE ASA, CAYMAN ISLANDS BRANCH

By:
Name: Martin Lunder
Title: Senior Vice President

By:
Name: Martin Kahm
Title: Vice President

SIGNATURE PAGE TO THE FIRST AMENDMENT TO CREDIT AGREEMENT, DATED AS OF JUNE 25, 2008, AMONG TRICO SUPPLY AS, TRICO SUBSEA HOLDING AS, TRICO SUBSEA AS, TRICO SHIPPING AS, VARIOUS FINANCIAL INSTITUTIONS AND NORDEA BANK FINLAND PLC, NEW YORK BRANCH, AS ADMINISTRATIVE AGENT

NAME OF INSTITUTION:

BAYERISCHE HYPO-UND VEREINSBANK AG

By:
Name:
Title:

By:
Name:
Title:

Annex I
to First Amendment

SCHEDULE XII

REQUIRED INSURANCE

  (a)          The Shipowner, at its own expense, or with respect to part (a)(iii) of the Insurance Provisions the Mortgagee at the expense of the Shipowner, will keep the Vessel insured with insurers and protection and indemnity clubs or associations of internationally recognized responsibility, and placed in such markets, on such terms and conditions, and through brokers, in each case reasonably satisfactory to the Mortgagee and under forms of policies approved by the Mortgagee against the risks indicated below and such other risks as the Mortgagee may specify from time to time:

(i)          Marine and war risk, including London Blocking and Trapping Addendum and Lost Vessel Clause, hull and machinery insurance in an amount in U.S. dollars equal to, except as otherwise approved or required in writing by the Mortgagee, the greater of (x) the then full commercial value of the Vessel and (y) an amount which, when aggregated with such insured value of the other Mortgaged Vessels (if the other Mortgaged Vessels are then subject to a mortgage in favor of the Mortgagee under the Credit Agreement, and have not suffered an Event of Loss), is equal to 110% of the then aggregate Total Commitment.

(ii)         Marine and war risk protection and indemnity insurance or equivalent insurance (including coverage against liability for passengers, fines and penalties arising out of the operation of the Vessel, insurance against liability arising out of pollution, spillage or leakage, and workmen’s compensation or longshoremen’s and harbor workers’ insurance as shall be required by applicable law) in such amounts approved by the Mortgagee; provided, however that insurance against liability under law or international convention arising out of pollution, spillage or leakage shall be in an amount not less than the greater of:

  (y)        the maximum amount available of $1,000,000,000, as that amount may from time to time change, from the International Group of Protection and Indemnity Associations or alternatively such sources of pollution, spillage or leakage coverage as are commercially available in any absence of such coverage by the International Group as shall be carried by prudent shipowners for similar vessels engaged in similar trades plus amounts available from customary excess insurers of such risks as excess amounts shall be carried by prudent shipowners for similar vessels engaged in similar trades; and

  (z)         the amounts required by the laws or regulations of the United States of America or any applicable jurisdiction in which the Vessel may be trading from time to time.

(iii)        Mortgagee’s interest insurance (including extended mortgagee interest-additional perils-pollution) coverage satisfactory to the Mortgagee in an amount which, when aggregated with such insured value of the other Mortgaged Vessels (if the other Mortgaged Vessels are then subject to a mortgage in favor of the Mortgagee under the Credit Agreement, and have not suffered an Event of Loss), is equal to 110% of the then aggregate Total Commitment; all such mortgagee’s interest insurance cover shall in the Mortgagee’s discretion be obtained directly by the Mortgagee and the Shipowner shall on demand pay all costs of such cover.

(iv)        While the Vessel is idle or laid up, at the option of the Shipowner and in lieu of the above-mentioned marine and war risk hull insurance, port risk insurance insuring the Vessel against the usual risks encountered by like vessels under similar circumstances.

  (b)          The marine and commercial war-risk insurance required by the Insurance Provisions shall have deductibles and franchises no higher than the following:  (i) Hull and Machinery - U.S. $115,000 for all hull claims and U.S. $150,000 for all machinery claims each accident or occurrence and (ii) Protection and Indemnity - U.S. $50,000 for cargo claims, U.S. $35,000 for crew claims, U.S. $10,000 passenger claims and U.S. $15,000 all other claims, in each case each accident or occurrence.

All insurance maintained hereunder shall be primary insurance without right of contribution against any other insurance maintained by the Mortgagee.  Each policy of marine and war risk hull and machinery insurance with respect to the Vessel shall provide that the Mortgagee shall be a named insured and a loss payee.  Each entry in a marine and war risk protection indemnity club with respect to the Vessel shall note the interest of the Mortgagee.  The Mortgagee and its successors and assigns shall not be responsible for any premiums, club calls, assessments or any other obligations or for the representations and warranties made therein by the Shipowner or any other person.

  (c)          The Shipowner will furnish the Mortgagee from time to time on request, and in any event at least annually, a detailed report signed by a firm of marine insurance brokers acceptable to the Mortgagee with respect to P & I entry, the hull and machinery and war risk insurance carried and maintained on the Vessel, together with their opinion as to the adequacy thereof and its compliance with the provisions of this Mortgage.  At the Shipowner’s expense the Shipowner will cause such insurance broker and the P & I club or association providing P & I insurance referred to in part (a)(ii) of the Insurance Provisions, to agree to advise the Mortgagee by telex or telecopier confirmed by letter of any expiration, termination, alteration or cancellation of any policy, any default in the payment of any premium and of any other act or omission on the part of the Shipowner of which it has knowledge and which might invalidate or render unenforceable, in whole or in part, any insurance on the Vessel, and to provide an opportunity of paying any such unpaid premium or call, such right being exercisable by the Mortgagee on a vessel by vessel and not on a fleet basis.  In addition, the Shipowner shall promptly provide the Mortgagee with any information which the Mortgagee reasonably requests for the purpose of obtaining or preparing any report from an independent marine insurance consultant as to the adequacy of the insurances effected or proposed to be effected in accordance with this Mortgage as of the date hereof or in connection with any renewal thereof, and the Shipowner shall upon demand indemnify the Mortgagee in respect of all reasonable fees and other expenses incurred by or for the account of the Mortgagee in connection with any such report;  provided the Mortgagee shall be entitled to such indemnity only for one such report during any period of twelve months.

The underwriters or brokers shall furnish the Mortgagee with a letter or letters of undertaking to the effect that:

(i)           they will hold the instruments of insurance, and the benefit of the insurances thereunder, to the order of the Mortgagee in accordance with the terms of the loss payable clause referred to in the relevant Assignment of Insurances for the Vessel; and

(ii)          they will have endorsed on each and every policy as and when the same is issued the loss payable clause and the notice of assignment referred to in the relevant Assignment of Insurances for the Vessel; and

(iii)         they will not set off against any sum recoverable in respect of a claim against the Vessel under the said underwriters or brokers or any other person in respect of any other vessel nor cancel the said insurances by reason of non-payment of such premiums or other amounts.

All policies of insurance required hereby shall provide for not less than 14 days prior written notice to be received by the Mortgagee of the termination or cancellation of the insurance evidenced thereby.  All policies of insurance maintained pursuant to these Insurance Provisions for risks covered by insurance other than that provided by a P & I Club shall contain provisions waiving underwriters’ rights of subrogation thereunder against any assured named in such policy and any assignee of said assured.  The Shipowner has assigned to the Mortgagee its rights under any policies of insurance in respect of the Vessel.  The Shipowner agrees that, unless the insurances by their terms provide that they cannot cease (by reason of nonrenewal or otherwise) without the Mortgagee being informed and having the right to continue the insurance by paying any premiums not paid by the Shipowner, receipts showing payment of premiums for required insurance and also of demands from the Vessel’s P & I underwriters shall be in the hands of the Mortgagee at least two (2) days before the risk in question commences.

  (d)          Unless the Mortgagee shall otherwise agree, all amounts of whatsoever nature payable under any insurance must be payable to the Mortgagee for distribution first to itself and thereafter to the Shipowner or others as their interests may appear.  Nevertheless, until otherwise required by the Mortgagee by notice to the underwriters upon the occurrence and continuance of an Event of Default, (i) amounts payable under any insurance on the Vessel with respect to protection and indemnity risks may be paid directly to the Shipowner to reimburse it for any loss, damage or expense incurred by it and covered by such insurance or to the person to whom any liability covered by such insurance has been incurred, and (ii) amounts payable under any insurance with respect to the Vessel involving any damage to the Vessel, may be paid by underwriters directly for the repair, salvage or other charges involved or, if the Shipowner shall have first fully repaired the damage or paid all of the salvage or other charges, may be paid to the Shipowner as reimbursement therefor; provided, however, that if such amounts (including any franchise or deductible) are in excess of U.S. $1,000,000, the underwriters shall not make such payment without first obtaining the written consent thereto of the Mortgagee.

  (e)          All amounts paid to the Mortgagee in respect of any insurance on the Vessel shall be disposed of as follows (after deduction of the expenses of the Mortgagee in collecting such amounts):

(i)          any amount which might have been paid at the time, in accordance with the provisions of paragraph (d) above, directly to the Shipowner or others shall be paid by the Mortgagee to, or as directed by, the Shipowner;

(ii)         all amounts paid to the Mortgagee in respect of an Event of Loss of the Vessel shall be applied by the Mortgagee to the payment of the Indebtedness hereby secured pursuant to Section 4.02(a) of the Credit Agreement;

(iii)        all other amounts paid to the Mortgagee in respect of any insurance on the Vessel may, in the Mortgagee’s sole discretion, be held and applied to the prepayment of the Indebtedness hereby secured or to making of needed repairs or other work on the Vessel, or to the payment of other claims incurred by the Shipowner relating to the Vessel, or may be paid to the Shipowner or whosoever may be entitled thereto.

  (f)           In the event that any claim or lien is asserted against the Vessel for loss, damage or expense which is covered by insurance required hereunder and it is necessary for the Shipowner to obtain a bond or supply other security to prevent arrest of the Vessel or to release the Vessel from arrest on account of such claim or lien, the Mortgagee, on request of the Shipowner, may, in the sole discretion of the Mortgagee, assign to any person, firm or corporation executing a surety or guarantee bond or other agreement to save or release the Vessel from such arrest, all right, title and interest of the Mortgagee in and to said insurance covering said loss, damage or expense, as collateral security to indemnify against liability under said bond or other agreement.

  (g)          The Shipowner shall deliver to the Mortgagee copies and, whenever so requested by the Mortgagee, the originals of all certificates of entry, cover notes, binders, evidences of insurance and policies and all endorsements and riders amendatory thereof in respect of insurance maintained under this Mortgage for the purpose of inspection or safekeeping, or, alternatively, satisfactory letters of undertaking from the broker holding the same.  The Mortgagee shall be under no duty or obligation to verify the adequacy or existence of any such insurance or any such policies, endorsement or riders.

  (h)          The Shipowner agrees that it will not execute or permit or willingly allow to be done any act by which any insurance may be suspended, impaired or cancelled, and that it will not permit or allow the Vessel to undertake any voyage or run any risk or transport any cargo which may not be permitted by the policies in force, without having previously notified the Mortgagee in writing and insured the Vessel by additional coverage to extend to such voyages, risks, passengers or cargoes.

  (i)           In case any underwriter proposes to pay less on any claim than the amount thereof, the Shipowner shall forthwith inform the Mortgagee, and if an Event of Default has occurred and is continuing, the Mortgagee shall have the exclusive right to negotiate and agree to any compromise.

(j)               The Shipowner will comply with and satisfy all of the provisions of any applicable law, convention, regulation, proclamation or order concerning financial responsibility for liabilities imposed on the Shipowner or the Vessel with respect to pollution by any state or nation or political subdivision thereof and will maintain all certificates or other evidence of financial responsibility as may be required by any such law, convention, regulation, proclamation or order with respect to the trade in which the Vessel is from time to time engaged and the cargo carried by it except where its failure to comply with the foregoing could not, individually or in the aggregate, be expected to have a Material Adverse Effect.

Annex I
to First Amendment

ANNEX B

Trico Subsea Guarantor Subordination Provisions

Section 1.01.  Subordination of Guarantee.  The payment of the principal of, and interest on, and all other amounts owing in respect of, the Guaranteed Obligations owed by Trico Shipping AS (the “Subordinated Guarantor”, such principal and interest and all other amounts owed the “Subordinated Obligations”) are hereby expressly subordinated, to the extent and in the manner hereinafter set forth, to the prior payment in full in cash of all Senior Indebtedness (as defined in Section 1.07 of this Annex B).  The provisions of this Annex B shall constitute a continuing offer to all Persons or other entities who, in reliance upon such provisions, become holders of, or continue to hold, Senior Indebtedness, and such provisions are made for the benefit of the holders of Senior Indebtedness, and such holders are hereby made obligees hereunder the same as if their names were written herein as such, and they and/or each of them may proceed to enforce such provisions.

Section 1.02.  The Subordinated Guarantor Not to Make Payments with Respect to Subordinated Obligations in Certain Circumstances.  (a)  Upon the maturity of any Senior Indebtedness (including interest thereon or fees or any other amounts owing in respect thereof), whether at stated maturity, by acceleration or otherwise, all Obligations (as defined in Section 1.07 of this Annex B) due and owing in respect thereof shall first be paid in full in cash before any payment of any kind or character (whether in cash, property, securities or otherwise) is made on account of the principal of (including installments thereof), or interest on, or any other amount otherwise owing in respect of, the Subordinated Obligations.  The Subordinated Guarantor may not, directly or indirectly (and no Person or other entity on behalf of the Subordinated Guarantor may), make any payment of any principal of, and interest on, or any other amount owing in respect of, the Subordinated Obligations and may not acquire all or any part of the Subordinated Obligations for cash, property or securities until all Senior Indebtedness has been paid in full in cash if any Default or Event of Default (each as defined below) is then in existence or would result therefrom.  Each holder of the Subordinated Obligations hereby agrees that, so long as any Default or Event of Default in respect of any Senior Indebtedness exists, it will not ask, demand, sue for, or otherwise take, accept or receive, any amounts owing in respect of the Subordinated Obligations.  As used herein, the terms “Default” and “Event of Default” shall mean any Default or Event of Default, respectively, under and as defined in, the relevant documentation governing any Senior Indebtedness and in any event shall include any payment default with respect to any Senior Indebtedness.

(b)         In the event that, notwithstanding the provisions of the preceding subsection (a) of this Section 1.02, any payment shall be made on account of the principal of, or interest on, or other amounts otherwise owing in respect of, the Subordinated Obligations, at a time when  payment is not permitted by the terms of the Subordinated Obligations or by said subsection (a), such payment shall be held by the holder of the Subordinated Obligations, in trust for the benefit of, and shall be paid forthwith over and delivered to, the holders of Senior Indebtedness or their representative or representatives under the agreements pursuant to which the Senior Indebtedness may have been issued, as their respective interests may appear, for application pro rata to the payment of all Senior Indebtedness remaining unpaid to the extent necessary to pay all Senior Indebtedness in full in cash in accordance with the terms of such Senior Indebtedness, after giving effect to any concurrent payment or distribution to or for the holders of Senior Indebtedness.  Without in any way modifying the provisions of this Annex B or affecting the subordination effected hereby if such notice is not given, the Subordinated Guarantor shall give the holder of the Subordinated Obligations prompt written notice of any maturity of Senior Indebtedness after which such Senior Indebtedness remains unsatisfied.

(c)         Until the indefeasible payment in full of the Senior Indebtedness, and the termination of all commitments in respect thereof, the holders of the Subordinated Indebtedness shall not take any actions to enforce the Subordinated Obligations against the Subordinated Guarantor including instituting legal or bankruptcy or insolvency proceedings against the Subordinated Guarantor in respect thereof.

Section 1.03.  Subordinated Obligations Subordinated to Prior Payment of All Senior Indebtedness on Dissolution, Liquidation or Reorganization of any of the Subordinated Guarantor.  Upon any distribution of assets of any of the Subordinated Guarantor upon any dissolution, winding up, liquidation or reorganization of any of the Subordinated Guarantor (whether in bankruptcy, insolvency or receivership proceedings or upon an assignment for the benefit of creditors or otherwise):

(a)         the holders of all Senior Indebtedness shall first be entitled to receive payment in full in cash of all Senior Indebtedness (including, without limitation, post-petition interest at the rate provided in the documentation with respect to the Senior Indebtedness, whether or not such post-petition interest is an allowed claim against the debtor in any bankruptcy or similar proceeding) before the holder of the Subordinated Obligations is entitled to receive any payment of any kind or character on account of the principal of or interest on or any other amount owing in respect of the Subordinated Obligations;

(b)         any payment or distribution of assets of any of the Subordinated Guarantor of any kind or character, whether in cash, property or securities, to which the holder of the Subordinated Obligations would be entitled except for the provisions of this Annex B, shall be paid by the liquidating trustee or agent or other Person making such payment or distribution, whether a trustee in bankruptcy, a receiver or liquidating trustee or other trustee or agent, directly to the holders of Senior Indebtedness or their representative or representatives under the agreements pursuant to which the Senior Indebtedness may have been issued, to the extent necessary to make payment in full in cash of all Senior Indebtedness remaining unpaid, after giving effect to any concurrent payment or distribution to the holders of such Senior Indebtedness; and

(c)         in the event that, notwithstanding the foregoing provisions of this Section 1.03, any payment or distribution of assets of any of the Subordinated Guarantor of any kind or character, whether in cash, property or securities, shall be received by the holder of the Subordinated Obligations on account of principal of, or interest or other amounts due on, the Subordinated Obligations before all Senior Indebtedness is paid in full in cash, such payment or distribution shall be received and held in trust for and shall forthwith be paid over to the holders of the Senior Indebtedness remaining unpaid or their representative or representatives under the agreements pursuant to which the Senior Indebtedness may have been issued, for application to the payment of such Senior Indebtedness until all such Senior Indebtedness shall have been paid in full in cash, after giving effect to any concurrent payment or distribution to the holders of such Senior Indebtedness.

 If the holder of the Subordinated Obligations does not file a proper claim or proof of debt in the form required in any proceeding or other action referred to in the introduction paragraph of this Section 1.03 prior to 30 days before the expiration of the time to file such  claim or claims, then any of the holders of the Senior Indebtedness or their representative is hereby authorized to file an appropriate claim for and on behalf of the holder of the Subordinated Obligations.

 Without in any way modifying the provisions of this Annex B or affecting the subordination effected hereby if such notice is not given, the Subordinated Guarantor shall give prompt written notice to the holder of the Subordinated Obligations of any dissolution, winding up, liquidation or reorganization of any of the Subordinated Guarantor (whether in bankruptcy, insolvency or receivership proceedings or upon assignment for the benefit of creditors or otherwise).

Section 1.04.  Subrogation.  Subject to the prior payment in full in cash of all Senior Indebtedness, the holder of the Subordinated Obligations shall be subrogated to the rights of the holders of Senior Indebtedness to receive payments or distributions of assets of any of the Subordinated Guarantor applicable to the Senior Indebtedness until all amounts owing on the Subordinated Obligations shall be paid in full, and for the purpose of such subrogation no payments or distributions to the holders of the Senior Indebtedness by or on behalf of the Subordinated Guarantor or by or on behalf of the holder of the Subordinated Obligations by virtue of this Annex B which otherwise would have been made to the holder of the Subordinated Obligations shall, as between the Subordinated Guarantor, their respective creditors other than the holders of Senior Indebtedness, and the holder of the Subordinated Obligations, be deemed to be payment by the Subordinated Guarantor to or on account of the Senior Indebtedness, it being understood that the provisions of this Annex B are and are intended solely for the purpose of defining the relative rights of the holder of the Subordinated Obligations, on the one hand, and the holders of the Senior Indebtedness, on the other hand.

Section 1.05.  Obligation of the Subordinated Guarantor Unconditional.  Nothing contained in this Annex B or in the Subordinated Obligations is intended to or shall impair, as between the Subordinated Guarantor and the holders of the Subordinated Obligations, the obligation of the Subordinated Guarantor, which is absolute and unconditional, to pay to the holders of the Subordinated Obligations the principal of and interest on the Subordinated Obligations as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the holders of the Subordinated Obligations and creditors of the Subordinated Guarantor, other than the holders of the Senior Indebtedness, nor shall anything herein or therein, except as expressly provided herein, prevent the holders of the Subordinated Obligations from exercising all remedies otherwise permitted by applicable law, subject to the rights, if any, under this Annex B of the holders of Senior Indebtedness in respect of cash, property, or securities of the Subordinated Guarantor received upon the exercise of any such remedy.  Upon any distribution of assets of the Subordinated Guarantor referred to in this Annex B, the holder of the Subordinated Obligations shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which such dissolution, winding up, liquidation or reorganization proceedings are pending, or a certificate of the liquidating trustee or agent or other Person making any distribution to the holder of the Subordinated Obligations, for the purpose of ascertaining the Persons entitled to participate in such distribution, the holders of the Senior Indebtedness and other indebtedness of the Subordinated Guarantor, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Annex B.

Section 1.06.  Subordination Rights Not Impaired by Acts or Omissions of the Subordinated Guarantor or Holders of Senior Indebtedness.  No right of any present or future holders of any Senior Indebtedness to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Subordinated Guarantor or by any act or failure to act by any such holder, or by any noncompliance by the Subordinated Guarantor with the terms and provisions of the Subordinated Obligations, regardless of any knowledge thereof which any such holder may have or be otherwise charged with.  The holders of the Senior Indebtedness may, without in any way affecting the obligations of the holder of the Subordinated Obligations with respect thereto, at any time or from time to time and in their absolute discretion, change the manner, place or terms of payment of, change or extend the time of payment of, or renew or alter, any Senior Indebtedness, or amend, modify or supplement any agreement or instrument governing or evidencing such Senior Indebtedness or any other document referred to therein, or exercise or refrain from exercising any other of their rights under the Senior Indebtedness including, without limitation, the waiver of default thereunder and the release of any collateral securing such Senior Indebtedness, all without notice to or assent from the holder of the Subordinated Obligations.

Section 1.07.  Definitions.  As used in this Annex, the terms set forth below shall have the respective meanings provided below:

“Credit Documents” shall have the meaning provided in the Credit Agreement.

“Trico Shipping Credit Agreement” shall mean the Trico Shipping Credit Agreement, dated as of May 14, 2008, among Trico Supply Holding AS, Trico Supply AS, Trico Subsea AS and Trico Shipping AS, Nordea Bank Finland plc, New York Branch as Administrative Agent, the lenders from time to time party thereto, as the same may be amended, modified, extended, renewed, restated, supplemented, restructured and/or refinanced from time to time, and including any agreement extending the maturity of, refinancing or restructuring (including, but not limited to, the inclusion of additional borrowers thereunder that are Subsidiaries of the borrower or any increase in the amount borrowed) all or any portion of, the indebtedness under such agreement or any successor agreements.

“Credit Party” shall have the meaning provided in the Trico Shipping Credit Agreement.

“Interest Rate Protection Agreement” shall have the meaning provided in the Trico Shipping Credit Agreement.

“Obligations” shall mean any principal, interest, premium, penalties, fees, indemnities and other liabilities and obligations (including any guaranty of the foregoing) payable under the documentation governing any indebtedness (including, without limitation, all interest after the commencement of any bankruptcy, insolvency, receivership or similar proceeding at the rate provided in the governing documentation, whether or not such interest is an allowed claim in such proceeding).

“Other Creditors” shall have the meaning provided in certain of the Trico Shipping Credit Agreement.

“Other Hedging Agreements” shall have the meaning provided in the Trico Shipping Credit Agreement.

“Required Lenders” shall have the meaning provided in the Trico Shipping Credit Agreement.

“Senior Indebtedness” shall mean all Obligations of (i) Trico Shipping AS and/or any other Credit Party under the Trico Shipping Credit Agreement and the other Credit Documents and any renewal, extension, restatement, refinancing or refunding thereof and (ii) Trico Shipping AS and/or any other Credit Party in respect of all Interest Rate Protection Agreements and Other Hedging Agreements with Other Creditors.

“Subordinated Guarantor” shall have the meaning provided in Section 1.01.

“Subordinated Obligations” shall have the meaning provided in Section 1.01.

“Subsidiaries” shall have the meaning provided in the Credit Agreement.

Section 1.08.  Miscellaneous.  If, at any time, all or part of any payment with respect to Senior Indebtedness theretofore made by any of the Subordinated Guarantor or any other Person or entity is rescinded or must otherwise be returned by the holders of Senior Indebtedness for any reason whatsoever (including, without limitation, the insolvency, bankruptcy or reorganization of any of the Subordinated Guarantor or such other Person or entity), the subordination provisions set forth herein shall continue to be effective or be reinstated, as the case may be, all as though such payment had not been made.

Annex III
to First Amendment

EXHIBIT M

[FACTORING AGREEMENT]

Annex IV
to First Amendment

EXHIBIT N

Form of Intercompany Subordination Provisions

Section 1.01.  Subordination of Liabilities.  [PAYOR] (the “Payor”), for itself, its successors and assigns, covenants and agrees, and each holder of the promissory note to which this Annex A is attached (the “Note”) by its acceptance thereof likewise covenants and agrees, that the payment of the principal of, and interest on, and all other amounts owing in respect of, the Note is hereby expressly subordinated, to the extent and in the manner hereinafter set forth, to the prior payment in full in cash of all Senior Indebtedness (as defined in Section 1.07 of this Annex A).  The provisions of this Annex A shall constitute a continuing offer to all Persons or other entities who, in reliance upon such provisions, become holders of, or continue to hold, Senior Indebtedness, and such provisions are made for the benefit of the holders of Senior Indebtedness, and such holders are hereby made obligees hereunder the same as if their names were written herein as such, and they and/or each of them may proceed to enforce such provisions.

Section 1.02.  The Payor Not to Make Payments with Respect to Note in Certain Circumstances.  (a)  Upon the maturity of any Senior Indebtedness (including interest thereon or fees or any other amounts owing in respect thereof), whether at stated maturity, by acceleration or otherwise, all Obligations (as defined in Section 1.07 of this Annex A) due and owing in respect thereof shall first be paid in full in cash before any payment of any kind or character (whether in cash, property, securities or otherwise) is made on account of the principal of (including installments thereof), or interest on, or any other amount otherwise owing in respect of, the Note.  The Payor may not, directly or indirectly (and no Person or other entity on behalf of the Payor may), make any payment of any principal of, and interest on, or any other amount owing in respect of, the Note and may not acquire all or any part of the Note for cash, property or securities until all Senior Indebtedness has been paid in full in cash if any Default or Event of Default (each as defined below) is then in existence or would result therefrom.  Each holder of the Note hereby agrees that, so long as any Default or Event of Default in respect of any Senior Indebtedness exists, it will not ask, demand, sue for, or otherwise take, accept or receive, any amounts owing in respect of the Note.  As used herein, the terms “Default” and “Event of Default” shall mean any Default or Event of Default, respectively, under and as defined in, the relevant documentation governing any Senior Indebtedness and in any event shall include any payment default with respect to any Senior Indebtedness.

(b)         In the event that, notwithstanding the provisions of the preceding subsection (a) of this Section 1.02, any payment shall be made on account of the principal of, or interest on, or other amounts otherwise owing in respect of, the Note, at a time when  payment is not permitted by the terms of the Note or by said subsection (a), such payment shall be held by the holder of the Note, in trust for the benefit of, and shall be paid forthwith over and delivered to, the holders of Senior Indebtedness or their representative or representatives under the agreements pursuant to which the Senior Indebtedness may have been issued, as their respective interests may appear, for application pro rata to the payment of all Senior Indebtedness remaining unpaid to the extent necessary to pay all Senior Indebtedness in full in cash in accordance with the terms of such Senior Indebtedness, after giving effect to any concurrent payment or distribution to or for the holders of Senior Indebtedness.  Without in any way modifying the provisions of this Annex A or affecting the subordination effected hereby if such notice is not given, the Payor shall give the holder of the Note prompt written notice of any maturity of Senior Indebtedness after which such Senior Indebtedness remains unsatisfied.

Section 1.03.  Note Subordinated to Prior Payment of All Senior Indebtedness on Dissolution, Liquidation or Reorganization of the Payor.  Upon any distribution of assets of the Payor upon any dissolution, winding up, liquidation or reorganization of the Payor (whether in bankruptcy, insolvency or receivership proceedings or upon an assignment for the benefit of creditors or otherwise):

(a)         the holders of all Senior Indebtedness shall first be entitled to receive payment in full in cash of all Senior Indebtedness (including, without limitation, post-petition interest at the rate provided in the documentation with respect to the Senior Indebtedness, whether or not such post-petition interest is an allowed claim against the debtor in any bankruptcy or similar proceeding) before the holder of the Note is entitled to receive any payment of any kind or character on account of the principal of or interest on or any other amount owing in respect of the Note;

(b)         any payment or distribution of assets of the Payor of any kind or character, whether in cash, property or securities, to which the holder of the Note would be entitled except for the provisions of this Annex A, shall be paid by the liquidating trustee or agent or other Person making such payment or distribution, whether a trustee in bankruptcy, a receiver or liquidating trustee or other trustee or agent, directly to the holders of Senior Indebtedness or their representative or representatives under the agreements pursuant to which the Senior Indebtedness may have been issued, to the extent necessary to make payment in full in cash of all Senior Indebtedness remaining unpaid, after giving effect to any concurrent payment or distribution to the holders of such Senior Indebtedness; and

(c)         in the event that, notwithstanding the foregoing provisions of this Section 1.03, any payment or distribution of assets of the Payor of any kind or character, whether in cash, property or securities, shall be received by the holder of the Note on account of principal of, or interest or other amounts due on, the Note before all Senior Indebtedness is paid in full in cash, such payment or distribution shall be received and held in trust for and shall forthwith be paid over to the holders of the Senior Indebtedness remaining unpaid or their representative or representatives under the agreements pursuant to which the Senior Indebtedness may have been issued, for application to the payment of such Senior Indebtedness until all such Senior Indebtedness shall have been paid in full in cash, after giving effect to any concurrent payment or distribution to the holders of such Senior Indebtedness.

If the holder of the Note does not file a proper claim or proof of debt in the form required in any proceeding or other action referred to in the introduction paragraph of this Section 1.03 prior to 30 days before the expiration of the time to file such  claim or claims, then any of the holders of the Senior Indebtedness or their representative is hereby authorized to file an appropriate claim for and on behalf of the holder of the Note.

Without in any way modifying the provisions of this Annex A or affecting the subordination effected hereby if such notice is not given, the Payor shall give prompt written notice to the holder of the Note of any dissolution, winding up, liquidation or reorganization of the Payor (whether in bankruptcy, insolvency or receivership proceedings or upon assignment for the benefit of creditors or otherwise).

Section 1.04.  Subrogation.  Subject to the prior payment in full in cash of all Senior Indebtedness, the holder of the Note shall be subrogated to the rights of the holders of Senior Indebtedness to receive payments or distributions of assets of the Payor applicable to the Senior Indebtedness until all amounts owing on the Note shall be paid in full, and for the purpose of such subrogation no payments or distributions to the holders of the Senior Indebtedness by or on behalf of the Payor or by or on behalf of the holder of the Note by virtue of this Annex A which otherwise would have been made to the holder of the Note shall, as between the Payor, its creditors other than the holders of Senior Indebtedness, and the holder of the Note, be deemed to be payment by the Payor to or on account of the Senior Indebtedness, it being understood that the provisions of this Annex A are and are intended solely for the purpose of defining the relative rights of the holder of the Note, on the one hand, and the holders of the Senior Indebtedness, on the other hand.

Section 1.05.  Obligation of the Payor Unconditional.  Nothing contained in this Annex A or in the Note is intended to or shall impair, as between the Payor and the holder of the Note, the obligation of the Payor, which is absolute and unconditional, to pay to the holder of the Note the principal of and interest on the Note as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the holder of the Note and creditors of the Payor, other than the holders of the Senior Indebtedness, nor shall anything herein or therein, except as expressly provided herein, prevent the holder of the Note from exercising all remedies otherwise permitted by applicable law, subject to the rights, if any, under this Annex A of the holders of Senior Indebtedness in respect of cash, property, or securities of the Payor received upon the exercise of any such remedy.  Upon any distribution of assets of the Payor referred to in this Annex A, the holder of the Note shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which such dissolution, winding up, liquidation or reorganization proceedings are pending, or a certificate of the liquidating trustee or agent or other Person making any distribution to the holder of the Note, for the purpose of ascertaining the Persons entitled to participate in such distribution, the holders of the Senior Indebtedness and other indebtedness of the Payor, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Annex A.

Section 1.06.  Subordination Rights Not Impaired by Acts or Omissions of the Payor or Holders of Senior Indebtedness.  No right of any present or future holders of any Senior Indebtedness to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Payor or by any act or failure to act by any such holder, or by any noncompliance by the Payor with the terms and provisions of the Note, regardless of any knowledge thereof which any such holder may have or be otherwise charged with.  The holders of the Senior Indebtedness may, without in any way affecting the obligations of the holder of the Note with respect thereto, at any time or from time to time and in their absolute discretion, change the manner, place or terms of payment of, change or extend the time of payment of, or renew or alter, any Senior Indebtedness, or amend, modify or supplement any agreement or instrument governing or evidencing such Senior Indebtedness or any other document referred to therein, or exercise or refrain from exercising any other of their rights under the Senior Indebtedness including, without limitation, the waiver of default thereunder and the release of any collateral securing such Senior Indebtedness, all without notice to or assent from the holder of the Note.

Section 1.07.  Definitions.  As used in this Annex, the terms set forth below shall have the respective meanings provided below:

“Credit Agreement” shall mean the Credit Agreement, dated as of May 14, 2008, among Trico Supply AS, Trico Supply Holding AS, Trico Subsea AS, Trico Shipping AS, Nordea Bank Finland plc, New York Branch as Administrative Agent, the lenders from time to time party thereto, as the same may be amended, modified, extended, renewed, restated, supplemented, restructured and/or refinanced from time to time, and including any agreement extending the maturity of, refinancing or restructuring (including, but not limited to, the inclusion of additional borrowers thereunder that are Subsidiaries of the Borrower or any increase in the amount borrowed) all or any portion of, the indebtedness under such agreement or any successor agreements.

“Credit Documents” shall have the meaning provided in the Credit Agreement.

“Credit Party” shall have the meaning provided in the Credit Agreement.

“Interest Rate Protection Agreement” shall have the meaning provided in the Credit Agreement.

“Obligation” shall mean any principal, interest, premium, penalties, fees, indemnities and other liabilities and obligations (including any guaranty of the foregoing) payable under the documentation governing any indebtedness (including, without limitation, all interest after the commencement of any bankruptcy, insolvency, receivership or similar proceeding at the rate provided in the governing documentation, whether or not such interest is an allowed claim in such proceeding).

“Other Creditors” shall have the meaning provided in certain of the Credit Documents.

“Other Hedging Agreements” shall have the meaning provided in the Credit Agreement.

“Required Lenders” shall have the meaning provided in the Credit Agreement.

“Senior Indebtedness” shall mean all Obligations of (i) the Borrower and/or any other Credit Party under the Credit Agreement and the other Credit Documents and any renewal, extension, restatement, refinancing or refunding thereof and (ii) the Borrower and/or any other Credit Party in respect of all Interest Rate Protection Agreements and Other Hedging Agreements.

“Subsidiaries” shall have the meaning provided in the Credit Agreement.

Section 1.08.  Miscellaneous.  If, at any time, all or part of any payment with respect to Senior Indebtedness theretofore made by the Payor or any other Person or entity is rescinded or must otherwise be returned by the holders of Senior Indebtedness for any reason whatsoever (including, without limitation, the insolvency, bankruptcy or reorganization of the Payor or such other Person or entity), the subordination provisions set forth herein shall continue to be effective or be reinstated, as the case may be, all as though such payment had not been made.